Independent Auditors' Report


The Board of Directors
American National Bancorp, Inc.
Baltimore, Maryland


We have audited the accompanying consolidated statements of financial condition of American National Bancorp, Inc. and subsidiary (the Company) as of July 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American National Bancorp, Inc. and subsidiary as of July 31, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended July 31, 1996, in conformity with generally accepted accounting principles.


                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick


Baltimore, Maryland
September 5, 1996

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